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                                                                    EXHIBIT 23.4

                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


     As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the inclusion of our summary report entitled "Letter Report Including 46 Reports Prepared by Williamson Petroleum Consultants, Inc. for Pioneer Natural Resources USA, Inc. to the Interests of Limited Partners or Converted Limited Partners in Various Parker & Parsley Partnerships Managed by Pioneer Natural Resources USA, Inc. Effective December 31, 2000, for Disclosure to the Securities and Exchange Commission, Utilizing Aries Software, Williamson Project 0.8839" and dated April 10, 2001, and to all references to our firm included in or made a part of the Pioneer Natural Resources Company Amendment No. 1 Registration Statement on Form S-4 filed on June 29, 2001.



                                    [/s/ Williamson Petroleum Consultants, Inc.]

                                    WILLIAMSON PETROLEUM CONSULTANTS, INC.





Midland, Texas

June 29, 2001